Exhibit 99.1
NEWS RELEASE

CONTACTS	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. REPORTS RESULTS FOR THE THIRD QUARTER OF 2008
NASHVILLE, Tenn. (October 30, 2008) — O’Charley’s Inc. (Nasdaq: CHUX), a leading casual dining restaurant company, today reported operating results for the 12-week period ended October 5, 2008. The Company also announced that its Board of Directors has decided to discontinue its $0.06 per share quarterly dividend.
Financial and Operating Highlights
•	Revenue for the third quarter of fiscal 2008 decreased 5.1 percent to $209.6 million from $220.9 million in the third quarter of fiscal 2007. Same-store sales for the third quarter of 2008 declined 4.0 percent at O’Charley’s company-operated restaurants, 8.1 percent at Ninety Nine Restaurants, and 8.1 percent at Stoney River Legendary Steaks.

•	Restaurant-level margins, which the Company defines as restaurant sales less cost of food and beverage, payroll and benefits costs, and restaurant operating costs declined to 13.6 percent of restaurant sales from 17.2 percent in the prior year quarter. A number of factors contributed to this decline, including the impact of commodity inflation and discounting; higher employee benefits and management labor expenses; increases in utility costs; and the deleveraging impact of reduced sales on rent and other fixed costs.

•	General and administrative expenses for the third quarter were $9.3 million, or 4.4 percent of revenue, compared with $11.2 million, or 5.1 percent of revenue in the prior year quarter. G&A expenses for the quarter include $0.6 million for severance charges and other costs relating to organization changes. G&A expense in the prior year quarter includes $1.6 million for severance charges, and a benefit of $0.6 million for the reversal of bonus accruals.

•	As part of its quarter-end procedures, the Company tested its goodwill and intangible assets for possible impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” Given recent declines in the

CHUX Reports Third Quarter Results for 2008

October 30, 2008
market value and financial performance of restaurant companies, the Company believes that the goodwill associated with the acquisition of Ninety Nine Restaurants in 2003 is impaired. The preliminary estimate of this impairment charge is $46.4 million, which is reflected in the Company’s unaudited financial statements for the third quarter. This non-cash charge does not impact the Company’s operations or cash flow. The Company expects to finalize its calculation of this impairment charge by the end of the current fiscal year.

•	Including the impairment charge, the Company reported a loss from operations in the quarter of $47.1 million, and a loss before income taxes of $51.5 million. Excluding the impact of the impairment charge, the loss from operations in the quarter was $0.6 million, and the loss before income taxes was $5.0 million. In comparison, income from operations in the prior year quarter was $1.0 million, and the loss before income taxes was $1.7 million. Results for the prior year quarter included restaurant impairment charges, and charges related to organizational and supply chain changes.

•	The Company reported tax expense in the third quarter of $13.8 million, which includes a non-cash charge of $35.4 million related to a valuation allowance on the Company’s deferred tax assets. As a result of the goodwill impairment charge, the Company now has a three-year cumulative pretax loss. SFAS No. 109, “Accounting for Income Taxes,” requires that such recent losses be given more weight than the Company’s expectations of its future earnings, and therefore requires the establishment of this reserve. The Company expects to be able to use its deferred tax assets when it generates pre-tax profits in the future.

•	The Company reported an after-tax loss of $65.3 million, or $3.21 per share. Excluding the impact of the impairment charge and valuation allowance, the Company’s net loss was $1.6 million or $0.08 per share.

•	Given current conditions in the general economy and casual dining industry, and the resulting uncertainty about future performance, the Company suspended its earnings guidance for the balance of the current fiscal year.

•	The Company expects to open one new Stoney River restaurant and one new O’Charley’s restaurant in the fourth quarter of 2008, and one new Stoney River and one new Ninety Nine restaurant during the first half of 2009. In order to maintain its financial flexibility, the Company is not planning to develop or re-brand any additional restaurants in 2009, and estimates that its capital expenditures for 2009 will be between $15 million and $20 million for the year. As an additional part of its efforts to maintain financial flexibility, the Company also announced that its Board of Directors has discontinued its quarterly dividend.
     “The late summer and early fall was one of the most challenging times in history for the casual dining industry,” said Gregory L. Burns, chairman and chief executive officer of O’Charley’s Inc. “Sales were negatively impacted as consumers apparently stayed home to watch the Summer Olympics and the political conventions. Higher energy and food prices, lower home values, and generally negative economic news have made consumers cautious about their spending, which we believe contributed significantly to our same-store sales performance. While these factors are beyond our control, our number one focus remains driving profitable sales in this tough environment. In addition, we have eliminated positions and reduced our general and administrative expenses, are reviewing every recipe and menu item to reduce product costs, and are continuing to focus on controlling labor costs in our restaurants. Given current economic conditions and their impact on our performance, we believe that it is

CHUX Reports Third Quarter Results for 2008

October 30, 2008
prudent to discontinue the dividend, reduce our capital expenditures, and use the resulting cash flow to reduce our debt. While we continue to be pleased with the performance of the restaurants that we re-branded during the past two years, and continue to believe that these initiatives are vital to the long term success of both concepts, we plan to continue to defer additional re-brands through the 2009 fiscal year. However, we may revisit this decision if our performance improves.”
     “We have provided quarterly or annual earnings guidance for the past several years, as we believed such information was beneficial to the investment community in their efforts to better understand our Company. We now have coverage by several research analysts whose estimates are readily available through various public media. Additionally, many companies have decided to stop offering such guidance during this time of unprecedented economic uncertainty. Given these factors, we have decided to suspend our annual earnings guidance for the current fiscal year. We do not currently anticipate offering earnings guidance for 2009.”
O’Charley’s Restaurants
     Restaurant sales for company-operated O’Charley’s restaurants decreased 3.4 percent to $131.1 million for the third quarter, reflecting the decline in same-store sales, the addition of three new company-operated restaurants and the closing of one company-operated restaurant since the third quarter of 2007. The same-store sales decrease of 4.0 percent was comprised of a 1.5 percent increase in average check offset by a 5.5 percent decrease in guest counts. Average check for company-operated restaurants in the third quarter was $12.89. Two company-operated O’Charley’s restaurants opened during the third quarter, bringing the total number of company-operated restaurants to 231 at the end of the quarter.
     “In addition to the challenges facing all casual restaurant operators, a number of factors contributed to O’Charley’s same-store sales performance in the third quarter,” Burns said. “While the direct impact on O’Charley’s of Hurricane Ike was minimal, the disruption of refinery operations in Houston created severe gasoline shortages in a number of our markets, including our two largest markets of Nashville and Atlanta, which had a negative impact on O’Charley’s sales. O’Charley’s same-store sales were also impacted by economic conditions and a smoking ban in Tennessee, where we have our largest concentration of restaurants. During the third quarter, our same-store sales for the 39 restaurants in Tennessee declined by 9.7 percent, while our same-store sales for the 188 restaurants in other states declined by 2.6 percent.”
     “We understand the need to drive sales, and plan to sharpen our value message as we continue our focus on the great food and beverage offerings at O’Charley’s, which we believe are the best in our segment. During the third quarter, we offered two limited-time promotions, including our ‘Summer Time Celebration’ and ‘All Stars Menu.’ Both featured flavorful new menu items and were supported with television and print advertising focusing on the quality of the food and the great values offered.  One of our television advertisements, which emphasized the appeal of O’Charley’s popular yeast rolls, was selected as a winner of the Nation’s Restaurant News ‘Excellence in Advertising’ award and has succeeded in generating increased consumer awareness of our brand.  Our ‘Make Every Meal Count’ loyalty program and our instant-win scratch-off game generated excitement among our guests. We continue to offer our early week dinner special featuring two meals and two beverages for $20.  With football season in full swing and the holidays right around the corner, mid-October was the perfect time to introduce our O’Charley’s ‘Good Time Platters’ program.  Each dish serves six to eight people and comes with everything the guest needs – plates, forks, napkins, and sauces.  In a few weeks, we will be introducing our ‘Together for the Holidays’ menu, and our holiday gift card program offering a $5 coupon with every $25 gift card purchase.”

CHUX Reports Third Quarter Results for 2008

October 30, 2008
Ninety Nine Restaurants
     Restaurant sales for Ninety Nine decreased 5.4 percent to $68.9 million in the third quarter, reflecting the decline in same-store sales, the addition of three new restaurants and the closing of one restaurant since the third quarter of 2007. The same-store sales decrease of 8.1 percent was comprised of a 1.0 percent increase in average check offset by a 9.0 percent decrease in guest counts. Average check in the third quarter was $14.83.
     “New England continues to be one of the most challenging markets in the country, which contributed to the sales performance of Ninety Nine in the third quarter,” Burns said. “Our ‘Creatively Comforting Flavors’ promotion, featuring comfort food with a creative twist, ended on October 19. During the fourth quarter, we are offering Ninety Nine guests two great deals to choose from: a selection of $9.99 entrees, or a complete meal including soup or salad and a dessert for $12.99. Entrees include ‘Grilled Chicken Sorrentino,’ ‘New England Fried Shrimp,’ cedar plank salmon, and sirloin tips with chicken tenders. ‘Our Incredibly Indulgent Flavors’ promotion begins on November 17 and will feature indulgent new menu items like ‘Chicken Imperial,’ ‘Butternut Squash Tortellachi with Grilled Chicken,’ ‘Steakburger Minis,’ a ‘Calypso Coconut Shrimp’ appetizer, and ‘Molten Chocolate Lava Cake’ for dessert. Like O’Charley’s, the Ninety Nine holiday gift card program will offer our guests a $5 coupon with every $25 gift card purchase.”
Stoney River Legendary Steaks Restaurants
     Restaurant sales for Stoney River Legendary Steaks decreased 8.1 percent to $7.8 million in the third quarter. The same-store sales decrease of 8.1 percent was comprised of a 6.1 percent increase in average check offset by a 13.4 percent decrease in guest counts. Average check for Stoney River in the third quarter was $48.19.
     “Upscale and polished casual restaurants continue to show the effects of the slowing economy, as reflected in the third quarter sales of Stoney River,” Burns said. “In order to drive sales in this difficult environment, we are increasing the emphasis on our value message. As an incentive to join our loyalty program, ‘The Red Canoe Society,’ new members receive a $20 discount on a dinner for two. We have extended our ‘Sunday Fare’ menu to continue offering this moderately-priced menu of comfort food all day. We are also offering new seasonal cocktails with fresh ingredients, and a new seasonal dessert, a ‘Blueberry Cobbler Cheesecake’ adorned with caramel and praline pecans.”
Investor Conference Call and Web Simulcast
     O’Charley’s Inc. will conduct a conference call on its 2008 third quarter earnings release on October 30, 2008, at 11:00 a.m. Eastern. The number to call for this interactive teleconference is (800) 762-8795, and the confirmation passcode is 3934923. A replay of the conference call will be available through November 14, 2008, by dialing (800) 406-7325 and entering passcode 3934923.
     The live broadcast of O’Charley’s conference call will be available online:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=2003683.
     If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and be available through November 14, 2008.

CHUX Reports Third Quarter Results for 2008

October 30, 2008
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 369 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 243 restaurants in 20 states in the Southeast and Midwest, including 231 company-owned and operated O’Charley’s restaurants, and 12 restaurants operated by franchisees and joint venture partners. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The company operates Ninety Nine restaurants in 116 locations throughout New England and the Mid-Atlantic states. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The company operates 10 Stoney River Legendary Steaks restaurants in six states in the Southeast and Midwest. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “project,”“believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company’s third quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the adverse effect on our sales of decreases in consumer spending; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to successfully implement and realize projected returns on investment from its re-branding efforts; the Company’s ability to increase operating margins and increase same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the effect that the phase out of Kids Eat Free has on our results of operations; the Company’s ability to successfully implement and realize projected savings from changes to its supply chain; the effect of increased competition; the Company’s ability to sell closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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(Tables to Follow)

CHUX Reports Third Quarter Results for 2008

October 30, 2008
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
12 Weeks Ended October 5, 2008 and October 7, 2007
All percentages shown as a percentage of total revenue unless indicated otherwise

	2008		2007
	(in thousands, except per share data)
Revenues:
Restaurant sales	$209,469	99.9%	$219,044	99.2%
Commissary sales	0	0.0%	1,761	0.8%
Franchise and other revenue	173	0.1%	93	0.0%

	209,642	100.0%	220,898	100.0%

Costs and Expenses:
Cost of food and beverage	63,415	30.3%	63,767	29.1%
Payroll and benefits	73,897	35.3%	75,015	34.2%
Restaurant operating costs	43,606	20.8%	42,620	19.5%

Cost of restaurant sales(1)	180,918	86.4%	181,402	82.8%

Cost of commissary sales	0	0.0%	1,920	0.9%
Advertising and marketing expenses	7,497	3.6%	7,906	3.6%
General and administrative expenses	9,327	4.4%	11,156	5.1%
Depreciation and amortization	11,678	5.6%	11,834	5.4%
Impairment, disposal and restructuring charges	86	0.0%	4,820	2.2%
Goodwill impairment	46,437	22.2%	0	0.0%
Pre-opening costs	763	0.4%	833	0.4%

	256,706	122.4%	219,871	99.5%

(Loss)/Income from Operations	(47,064)	-22.4%	1,027	0.5%

Other Expense (Income):
Interest expense, net	4,391	2.1%	2,704	1.2%
Other, net	3	0.0%	(1)	0.0%

	4,394	2.1%	2,703	1.2%

Loss before Income Taxes	(51,458)	-24.5%	(1,676)	-0.8%

Income Tax Expense/(Benefit)	13,814	6.6%	(1,319)	-0.6%

Net Loss	$(65,272)	-31.1%	$(357)	-0.2%

Basic Loss per Share:
Net Loss	$(3.21)		$(0.02)

Weighted Average Common Shares Outstanding	20,333		23,206

Diluted Loss per Share:
Net Loss	$(3.21)		$(0.02)

Weighted Average Common Shares Outstanding	20,333		23,206

(1)	Percentages calculated as a percentage of restaurant sales
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CHUX Reports Third Quarter Results for 2008

October 30, 2008
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
40 Weeks Ended October 5, 2008 and October 7, 2007
All percentages shown as a percentage of total revenue unless indicated otherwise

	2008		2007
	(in thousands, except per share data)
Revenues:
Restaurant sales	$727,600	99.9%	$754,538	99.0%
Commissary sales	0	0.0%	7,739	1.0%
Franchise revenue	680	0.1%	266	0.0%

	728,280	100.0%	762,543	100.0%

Costs and Expenses:
Cost of food and beverage	215,913	29.7%	220,049	29.2%
Payroll and benefits	254,166	34.9%	257,196	34.1%
Restaurant operating costs	146,350	20.1%	142,599	18.9%

Cost of restaurant sales(1)	616,429	84.7%	619,844	82.1%

Cost of commissary sales	0	0.0%	7,426	1.0%
Advertising expenses	26,583	3.7%	26,018	3.4%
General and administrative expenses	33,264	4.6%	38,335	5.0%
Depreciation and amortization	38,866	5.3%	38,756	5.1%
Impairment, disposal and restructuring charges	1,617	0.2%	13,607	1.8%
Goodwill impairment	46,437	6.4%	0	0.0%
Pre-opening costs	3,175	0.4%	2,545	0.3%

	766,371	105.2%	746,531	97.9%

(Loss)/Income from Operations	(38,091)	-5.2%	16,012	2.1%

Other Expense (Income):
Interest expense, net	10,894	1.5%	9,281	1.2%
Other, net	3	0.0%	(12)	0.0%

	10,897	1.5%	9,269	1.2%

(Loss)/Earnings before Income Taxes	(48,988)	-6.7%	6,743	0.9%

Income Tax Expense	13,742	1.9%	238	0.0%

Net (Loss)/Earnings	$(62,730)	-8.6%	$6,505	0.9%

Basic (Loss)/Earnings per Share:
Net (Loss)/Earnings	$(2.99)		$0.27

Weighted Average Common Shares Outstanding	21,001		23,669

Diluted (Loss)/Earnings per Share:
Net (Loss)/Earnings	$(2.99)		$0.27

Weighted Average Common Shares Outstanding	21,001		24,001

(1)	Percentages calculated as a percentage of restaurant sales
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CHUX Reports Third Quarter Results for 2008

October 30, 2008
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Summary Reconciliation
In the accompanying press release, the Company makes reference to loss from operations, net loss and diluted loss per share before certain reconciling items. The Company believes these measures are useful to investors for understanding the Company’s performance in the third quarter ended October 5, 2008.
12 weeks ended October 5, 2008

	As			As
	Reported	Adjustments		Adjusted
Revenue	$209,642	$—		$209,642

Restaurant Operating Margin
Dollars	28,551	—		28,551
Percent of Restaurant Sales	13.6%			13.6%

(Loss) Income from Operations
Dollars	(47,064)	46,437	(1)	(627)
Percent of Revenue	-22.4%	22.2%		-0.3%

(Loss) Earnings before Income Taxes	(51,458)	46,437		(5,021)

Income Tax (Benefit) Expense
Tax (benefit) expense on results	(21,607)	18,203	(2)	(3,404)
Valuation Allowance Effect	35,421	35,421	(3)	—

Net (Loss) Earnings	(65,272)	63,655		(1,617)

(Loss) Earnings per Share	$(3.21)	$3.13		$(0.08)
40 weeks ended October 5, 2008

	As			As
	Reported	Adjustments		Adjusted
Revenue	$728,280	$—		$728,280

Restaurant Operating Margin
Dollars	111,171	—		111,171
Percent of Restaurant Sales	15.3%			15.3%

(Loss) Income from Operations
Dollars	(38,091)	46,437	(1)	8,346
Percent of Revenue	-5.2%	6.4%		1.1%

(Loss) Earnings before Income Taxes	(48,988)	46,437		(2,551)

Income Tax (Benefit)/Expense
Tax (benefit) expense on results	(21,679)	18,203	(2)	(3,476)
Valuation Allowance Effect	35,421	35,421	(3)	—

Net (Loss) Earnings	(62,730)	63,655		925

(Loss) Earnings per Share	$(2.99)	$3.03		$0.04

(1)	Reflects the goodwill impairment charge recognized in the third quarter 2008.

(2)	Reflects the tax effect of the goodwill impairment charge at the Company’s marginal tax rate.

(3)	Reflects the valuation allowance recognized in the third quarter 2008.
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CHUX Reports Third Quarter Results for 2008

October 30, 2008
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At October 5, 2008 and December 30, 2007

	2008	2007
	(in thousands)
Cash	$5,079	$9,982
Other current assets	50,781	55,860
Property and equipment, net	435,044	435,752
Goodwill and other intangible assets	73,165	119,407
Other assets	21,269	27,982

Total assets	$585,338	$648,983

Current portion of long-term debt and capital leases	$8,038	$8,597
Other current liabilities	74,460	78,390
Long-term debt, net of current portion	163,986	127,654
Capitalized lease obligations	4,018	8,984
Other liabilities	56,280	59,832
Shareholders’ equity	278,556	365,526

Total liabilities and shareholders’ equity	$585,338	$648,983

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